Exhibit 99.1

TM

FOR IMMEDIATE RELEASE	Contact:	Cindy Knoebel VP, Financial & Corporate Communications VF Services, Inc. (336) 424-6189/(646) 472-2817

ANTITRUST WAITING PERIOD FOR NAUTICA MERGER EXPIRES

Greensboro, NC (August 18, 2003) – VF Corporation (NYSE: VFC), the world’s largest apparel company, announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), with respect to the previously announced merger between Nautica Enterprises, Inc. (NASDAQ: NAUT) and a wholly-owned subsidiary of VF expired at 11:59 p.m. on August 15, 2003.

The waiting period under the HSR Act with respect to the previously announced purchase by VF of David Chu and Company, Inc.’s rights to receive 50% of the net royalty income from licensing the Nautica trademark is currently scheduled to expire at 11:59 p.m. on August 21, 2003, unless otherwise terminated or extended by the Federal Trade Commission or the Antitrust Division of the U.S. Department of Justice.

VF anticipates completing the Nautica merger and the purchase of rights from David Chu and Company, Inc. on August 27, 2003 or shortly thereafter.

About the Company
VF Corporation is the world’s largest apparel company and a leader in jeanswear, intimate apparel, playwear, workwear and daypacks. Its principal brands include Lee®, Wrangler®, Riders®, Rustler®, Vanity Fair®, Vassarette®, Bestform®, Lily of France®, Lee Sport®, Healthtex®, JanSport®, Eastpak®, Red Kap® and The North Face®.

VF Corporation’s press releases, annual report and other information can be accessed through the company’s home page, http://www.vfc.com.